EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Tamara Anne Huculak, President of Puppy Zone Enterprises., Inc, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Annual Report on Form 10-KSB of Puppy Zone Enterprises, Inc. for the year ended June 30, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Puppy Zone Enterprises, Inc.

Dated: September 27, 2007

/s/ Tamara Anne Huculak
Tamara Anne Huculak
President and Director
(Principal Executive Officer)
Puppy Zone Enterprises, Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Puppy Zone Enterprises, Inc. and will be retained by Puppy Zone Enterprises, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.